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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001 relating to the financial statements and financial statement schedule of Edwards Lifesciences Corporation, which appears in the Edwards Lifesciences Corporation Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
------------------------------

PricewaterhouseCoopers LLP


Orange County, California
May 8, 2001